Exhibit 99.1

FF Officially Delivered the Very First FF 91 2.0 Futurist Alliance to its
First Spire User and Kicks Off its August Developer Co-Creation
Festival at Pebble Beach

FF Founder and CPUO YT Jia handed over the car key to the first user of the FF 91 2.0 Futurist Alliance (Photo: Business Wire)

August 14, 2023 03:30 AM Eastern Daylight Time

LOS ANGELES--(BUSINESS WIRE)--Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the official delivery of its first Ultimate AI Techluxury FF 91 2.0 Futurist Alliance. This marks FF’s entry into its revenue generation stage and the formation of a complete operational closed loop. A delivery ceremony was held for FF’s first spire user on August 12.

Concurrently, FF launched the Developer Co-Creation festival campaign, which includes a series of upcoming events in Pebble Beach, California, during the renowned Monterey Car Week. Beginning August 15th, Los Angeles time, online registration for FF Developer Co-Creation Officers will be available on the FF App and FF.com. Candidates will be admitted based on referrals from pre-order users or Developer Co-Creation Officers subject to approval from FF.

The first group of distinguished users and Developer Co-Creators, as previously announced by FF, consists of Rem D Koolhaas, a well-known design industry veteran, Jason Oppenheim, a renowned real estate agent specializing in luxury properties in Los Angeles, California, and a user who comes from “Private Collection Motors (PCM),” a luxury car dealership based in Costa Mesa, California.

PCM, a major player in the luxury car market here in SoCal, is the Company’s first user to receive its FF 91 2.0 Futurist Alliance. The Company believes this is indicative of how the US luxury car industry values FF’s “Ultimate AI TechLuxury” product and brand. PCM is also invited to be part of the FF Developer Co-Creation Mission and take on the role of a FF Developer Co-Creation Officer. With its industry expertise, it will be offering co-creation services. The Company believes this will add value and benefits in return. This move perfectly embodies FF’s core philosophy and business model of value co-creation and value co-sharing.

In order to provide the Company’s first batch of spire users with a unique and unparalleled vehicle delivery experience, the Company intends to hold additional customized delivery ceremonies for them. Considering the schedules of all parties involved, the initial delivery ceremony took place at Costa Mesa, where the headquarters of PCM is located.

The event was attended by FF Founder and Chief Product and User Ecosystem Officer, YT Jia, Senior VP of Product Execution Matthias Aydt, Head of Product Marketing and Delivery Ambassador Scott Wang, and a PCM representative. Mr. Jia had the honor of personally driving the FF 91 and presenting it to the user.

Concurrent with the first vehicle delivery milestone, the Developer Co-Creation Festival series of events was officially launched. FF will attend the “FuelRun” event on August 16th and 17th and “Motorlux” on August 16th, during the Monterey Car Week. The Company will invite Developer Co-Creators, including the first users of the Phase-2 Co-Creation delivery, and Developer Co-Creation candidates to attend the Developer Co-Creation signing ceremony on August 17th.

FF is also actively signing purchase agreements for the FF 91 2.0 Futurist Alliance with additional potential owners and Developer Co-Creators. The Company looks forward to announcing its first FF 91 2.0 Futurist Alliance car owner of the second group of users of its Phase-2 Co-Creation delivery soon.

FF will showcase the details of the first FF 91 2.0 delivery ceremony as video story and will broadcast this video at 6:00PM PST on August 15th though all official FF channels.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: https://www.ff.com/us/mobile-app/.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include the Company’s ability to meet its future production and delivery plan, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com

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